AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into as of June 15, 2012, by and between Green River Resources, Inc., a Utah corporation (the “Company”), and Robin Gereluk (the “Executive”), for the purpose of modifying the term of the Amended and Restated Employment Agreement dated March 31, 2011 (the “Employment Agreement”).

RECITALS:

WHEREAS, the parties entered into the Employment Agreement to secure the services of Executive;

WHEREAS, the Company and the Executive desire to modify the employment term of the Employment Agreement;

NOW, THEREFORE, in accordance with Section 22 of the Employment Agreement, the parties hereto agree as follows:

1.         The last sentence of Section 3 of the Employment Agreement is hereby amended to read as follows:

If the Company has not completed a financing of $10 million or more one or before March 31, 2013, this Agreement will become null and void, unless otherwise agreed by the parties hereto in writing.

2.         The parties agree that the effective date of this Amendment shall be March 31, 2012, and that the provisions of this Amendment shall be retroactive to that date.

3.         The parties expressly waive any default of the Employment Agreement by either party pertaining to the requirement of the Company to complete the $10 million financing by March 31, 2012.

4.         Except as set forth in this Amendment, all other terms of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:	Green River Resources, Inc.

	By	/s/ William C. Gibbs
William C. Gibbs, President

EXECUTIVE:	/s/ Robin Gereluk
Robin Gereluk